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                                                                     EXHIBIT 3.3

                         CERTIFICATE OF INCORPORATION
                                      OF
                     PETRO HOLDINGS FINANCIAL CORPORATION

     The undersigned natural person, of the age of eighteen years or more, a citizen of the State of Delaware, acting as an incorporator of a corporation under the General Corporation Law of the State of Delaware, does hereby adopt the following Certificate of Incorporation for such corporation:

     First: The name of the Corporation is Petro Holdings Financial
Corporation.

     Second: The street address of the Corporation's initial registered office is 9 East Loockerman Street, Dover, Kent County, Delaware 19901, and the name and address of its initial registered agent is National Registered Agents, Inc., 9 East Loockerman Street, Dover, Kent County, Delaware 19901.

     Third: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     Fourth: The aggregate number of shares of capital stock that the Corporation will have authority to issue is 1,000, all of which will be shares of Common Stock, having a par value of $.01 per share.

     Fifth: No shareholder of the Corporation will, solely by reason of his holding shares, have any preemptive or preferential right to purchase or subscribe for any shares of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such shareholder. The Board of Directors may authorize the issuance of, and the Corporation may issue, shares of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase any such shares, without offering any shares to the existing holders of stock of the Corporation.

     Sixth: In addition to any other manner of calling a special meeting of shareholders that may be set forth in the Bylaws of the Corporation, a special meeting of shareholders may be called at the request of the holders of at least 50% of all shares issued, outstanding and entitled to vote.

     Seventh: With respect to any matter, a quorum will be present at a meeting of shareholders if the holders of one-third of the shares entitled to vote on that matter are represented at the meeting in person or by proxy.

     Eighth: Shareholders of the Corporation will not have the right of cumulative voting for the election of directors or for any other purpose.
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     Ninth: Any action required or permitted by law, these Certificate of
Incorporation or the Bylaws of the Corporation to be taken at a meeting of the shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

     Tenth: Any action that under the provisions of the General Corporation Law of the State of Delaware would, but for this Article Ten, be required to be authorized by the affirmative vote of the holders of any specified portion of the shares of the Corporation will require the approval of the holders of a majority of the shares of the Corporation entitled to vote on that matter.

     Eleventh: The Board of Directors is expressly authorized to alter, amend or repeal the Bylaws of the Corporation or to adopt new Bylaws.

     Twelfth: (a) The Corporation will, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, indemnify any and all persons who it has power to indemnify under such Act from and against any and all of the expenses, liabilities or other matters referred to in or covered by such Act. Such indemnification may be provided pursuant to any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his director or officer capacity and as to action in another capacity while holding such office, will continue as to a person who has ceased to be a director, officer, employee or agent, and inure to the benefit of the heirs, executors and administrators of such a person.

     (b) If a claim under paragraph (a) of this Article is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. It will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the laws of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the laws of the State of Delaware nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Certificate of Incorporation of Petro Holdings Financial Corporation - Page 2
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     Thirteenth: To the fullest extent permitted by the laws of the State of
Delaware as the same exist or may hereafter be amended, a director of the Corporation will not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director. Any repeal or modification of this Article Thirteen will not increase the personal liability of any director of the Corporation for any act or occurrence taking place before such repeal or modification, or adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. The provisions of this Article Thirteen shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director that has not been eliminated by the provisions of this Article Thirteen.

     Fourteenth: The number of directors constituting the initial Board of Directors of the Corporation is seven (7) and the names and mailing addresses of such persons, who are to serve as directors until the first annual meeting of the shareholders or until his successors are elected and qualified, are:

               Name                                    Address
               ----                                    -------

       James A. Cardwell, Sr.                     6080 Surety Drive
                                                  El Paso, Texas  79905

       James A. Cardwell, Jr.                     6080 Surety Drive
                                                  El Paso, Texas  79905

       Kevin T. Weir                              6080 Surety Drive
                                                  El Paso, Texas  79905

       Nancy B. Carlson                           6080 Surety Drive
                                                  El Paso, Texas  79905

       Robert Grussing IV                         6080 Surety Drive
                                                  El Paso, Texas  79905

       Martha P. Boyd                             6080 Surety Drive
                                                  El Paso, Texas  79905

       Larry J. Zine                              6080 Surety Drive
                                                  El Paso, Texas  79905

     Hereafter, the number of directors will be determined in accordance with the Bylaws of the Corporation.

     Fifteenth:  The name and address of the incorporator are:

               Name                                    Address
               ----                                    -------

Certificate of Incorporation of Petro Holdings Financial Corporation - Page 3
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          Susanne Stephenson                      6080 Surety Drive
                                                  El Paso, Texas  79905


          EXECUTED as of the 6th day of July, 1999.


                                    /s/ Susanne Stephenson, Incorporator


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